                                                                  Exhibit (4)(i)

                                                                       Rev. 9/98

     UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED UPON REGISTRATION OR TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SENIOR NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     IF THIS SENIOR NOTE IS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE FOLLOWING SHALL BE COMPLETED: THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, TO THIS SENIOR NOTE. THE ISSUE DATE OF THIS SENIOR NOTE IS _______________. THE ISSUE PRICE OF THIS SENIOR NOTE IS _____% OF ITS PRINCIPAL AMOUNT. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SENIOR NOTE IS $______________ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS _____%, AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT ALLOCABLE TO THE INITIAL SHORT ACCRUAL PERIOD, IF ANY, IS $_________ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, DETERMINED ON THE BASIS OF THE EXACT METHOD.

No. SEN FXR-______________                              REGISTERED

CUSIP NO.: ________________________



                          THE NORTHERN TRUST COMPANY

                            GLOBAL SENIOR BANK NOTE
                                 (Fixed Rate)


ORIGINAL ISSUE DATE:                            PRINCIPAL AMOUNT:

INTEREST RATE:  _______%                        MATURITY DATE:

INTEREST PAYMENT                                    REGULAR RECORD DATES (If
DATES:                                              other than the April 1 or
                                                    October 1, prior to each
                                                    Interest Payment Date):

INITIAL REDEMPTION DATE:                            INITIAL REDEMPTION
                                                    PERCENTAGE:

ANNUAL REDEMPTION                                   HOLDER'S OPTIONAL
PERCENTAGE REDUCTION:                               REPAYMENT DATE(S):

ORIGINAL ISSUE                                      OID AMOUNT:
DISCOUNT NOTE:

     Yes:_____  No:_____                            DEFAULT RATE: ____ %

OTHER PROVISIONS:

     The Northern Trust Company, an Illinois banking corporation (the "Bank"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount specified on the face hereof in United States Dollars on the Maturity Date specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent interest payment date to which interest on this Senior Note (or any predecessor Senior Note) has been paid or duly provided for, semi-annually on April 15 and October 15 of each year (unless otherwise specified on the face hereof) (each, an "Interest Payment Date") and at maturity or upon earlier redemption or repayment, if applicable, commencing on the first Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is between a Regular Record Date and the Interest Payment Date immediately following such Regular Record Date, on the second Interest Payment Date following the Original Issue Date), at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at such Interest Rate (or the Default Rate per annum specified above) on any overdue principal and premium, if any, and on any overdue installment of interest. Notwithstanding the foregoing, if this Senior Note has a maturity of one year or less, interest will be paid only at maturity. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 and October 1 (whether or not a Business Day (as defined below)), as the case may be, next preceding the applicable Interest Payment Date (unless otherwise specified on the face hereof); provided, however, that interest payable at maturity or upon earlier redemption or repayment, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the "Special Record Date") to be fixed by the Bank, notice of which shall be given to the holders of Senior Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner.

     Payment of principal of, and premium, if any, and interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
The Bank will at all times appoint and maintain a paying agent (the "Paying Agent") authorized by the Bank to pay the principal of, and premium, if any, and interest on, this Senior Note on behalf of the Bank and having an office or agency (the "Paying Agent Office") in The City of New York or the City of Chicago, Illinois (the "Place of Payment"), where this Senior Note may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Senior Note may be served. The Bank has initially appointed itself as the Paying Agent, with the Paying Agent Office currently located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services.

     THIS SENIOR NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK AND DOES NOT EVIDENCE A DEPOSIT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS SENIOR NOTE RANKS PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT DEPOSITS AND OTHER OBLIGATIONS THAT ARE SUBJECT TO A PRIORITY OR PREFERENCE. UNDER APPLICABLE

LAW, CLAIMS OF CERTAIN CREDITORS, INCLUDING HOLDERS OF DEPOSITS IN THE BANK, WOULD BE ENTITLED TO PRIORITY OVER CLAIMS OF UNSECURED GENERAL CREDITORS OF THE BANK, INCLUDING THE HOLDER OF THIS SENIOR NOTE, IN THE EVENT OF A LIQUIDATION OR OTHER RESOLUTION OF THE BANK.

     Payment of the principal of, and premium, if any, and interest on, this Senior Note due at maturity or upon earlier redemption or repayment, if applicable, will be made in immediately available funds upon presentation and surrender of this Senior Note to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that this Senior Note is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Senior Note (other than at maturity or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

     This Senior Note is one of a duly authorized issue of Senior Bank Notes due from 30 days to fifteen years from date of issue of the Bank (herein called the "Senior Notes").

     Payments of interest hereon on any Interest Payment Date will include interest accrued to, but excluding, such Interest Payment Date. Interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months, provided that if this Senior Note has a maturity of one year or less, interest hereon shall be computed on the basis of actual days divided by 360.

     If any Interest Payment Date, Maturity Date or date of earlier redemption or repayment of this Senior Note falls on a day which is not a Business Day, the related payment of principal, premium, if any, or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date or date of earlier redemption or repayment, as the case may be. "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York or the City of Chicago, Illinois generally are authorized or obligated by law or executive order to close.

     This Senior Note will not be subject to any sinking fund. If so provided on the face of this Senior Note, this Senior Note may be redeemed by the Bank on and after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Senior Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Senior Note may be redeemed at any time either in whole or in part from time to time in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at the option of the Bank at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon at the applicable rate borne by this Senior Note to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date by the Bank to the registered holder hereof. Whenever less than all the Senior Notes at any time outstanding are to be redeemed, the terms of the Senior Notes to be so redeemed shall be selected by the Bank. If less than all the Senior Notes with identical terms at any time outstanding are to be redeemed, the Senior Notes to be so redeemed shall be selected by the Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Senior Note in part only, a new Senior Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

     The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Senior Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     This Senior Note may be subject to repayment at the option of the holder hereof in accordance with the terms hereof on the Holder's Optional Repayment Date(s), if any, specified on the face hereof. If no Holder's Optional Repayment Date is specified on the face hereof, this Senior Note will not be so repayable at the option of the holder hereof prior to maturity. On any Holder's Optional Repayment Date, this Senior Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof will be at least $250,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable to the date of repayment. For this Senior Note to be repaid in whole or in part at the option of the holder hereof on a Holder's Optional Repayment Date, this Senior Note must be given, with the form entitled "Option to Elect Repayment" below duly completed, to the Paying Agent at its offices located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services, or at such other address which the Bank shall from time to time notify the holders of the Senior Notes, not more than 60 nor less than 30 days prior to such Holder's Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

     If this Senior Note is an Original Issue Discount Note and if an Event of Default with respect to the Senior Notes shall have occurred and be continuing, the Default Amount (as defined hereafter) of this Senior Note may be declared due and payable in the manner and with the effect provided herein. The "Default Amount" shall be equal to the adjusted issue price as of the first day of the accrual period as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1275-1(b)(or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment of (i) the amount of principal or premium, if any, so declared due and payable and (ii) interest on any overdue principal and overdue interest or premium, if any, (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Bank's obligations in respect of the payment of the principal of, and interest or premium, if any, on, this Senior Note shall terminate.

     In case any Senior Note shall at any time become mutilated, destroyed, lost or stolen and such Senior Note or evidence satisfactory to the Bank of the loss, theft or destruction thereof (together with indemnity satisfactory to the Bank and such other documents or proof as may be required in the premises) shall be delivered to the Bank, a new Senior Note of like tenor will be issued by the Bank in exchange for the Senior Note so mutilated, or in lieu of the Senior Note so destroyed or lost or stolen. All expenses and reasonable charges associated with procuring the indemnity referred to above and with the preparation, authentication and delivery of a new Senior Note shall be borne by the holder of the Senior Note so mutilated, destroyed, lost or stolen. If any Senior Note which has matured or is about to mature shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Senior Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Senior Note) upon compliance by the holder thereof with the provisions of this paragraph.

     No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Senior Note, for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and part of the consideration for the issue hereof, expressly waived and released.

     The occurrence of any of the following events shall constitute an "Event of Default" with respect to this Senior Note: (i) default in the payment of any interest with respect to this Senior Note when due, which continues for 30 days;
(ii) default in the payment of any principal of, or premium, if any, on, this Senior Note when due; (iii) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Bank, or of substantially all of the property of the Bank, or ordering the winding up or liquidation of the affairs of the Bank, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (iv) the commencement by the Bank of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Bank to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bank or of substantially all of the property of the Bank, or the making by the Bank of an assignment for the benefit of creditors, or the taking of corporate action by the Bank in furtherance of any such action. If an Event of Default shall occur and be continuing, the holder of this Senior Note may declare the principal amount of, and accrued interest and premium, if any, on, this Senior Note due and payable immediately by written notice to the Bank.
Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become due and payable seven calendar days after such notice. Any Event of Default with respect to this Senior Note may be waived by the holder hereof.

     No provision of this Senior Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Senior Note in U.S. dollars at the times, places and rate herein prescribed.

     The Bank shall cause to be kept at the corporate trust office of the Senior Note Registrar designated below a register (the register maintained in such corporate trust office or any other office or agency of the Bank in the Place of Payment herein referred to as the "Senior Note Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of the Senior Notes and of transfers of the Senior Notes. The Bank is hereby initially appointed

"Senior Note Registrar" for the purpose of registering the Senior Notes and transfers of the Senior Notes as herein provided.

     The transfer of this Senior Note is registrable in the Senior Note Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Bank in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding the foregoing, the Bank shall not be required to register the transfer of any Senior Note that has been called for redemption during a period beginning at the opening of business fifteen calendar days before the day of mailing of a notice of such redemption and ending at the close of business on the day of such mailing.

     No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Senior Notes are issuable only in registered form without coupons in minimum denominations of $250,000 and any integral multiple of $1,000 in excess thereof. Each owner of a beneficial interest in this Senior Note is required to hold a beneficial interest in $250,000 principal amount or any integral multiple of $1,000 in excess thereof of this Senior Note at all times.

     Prior to due presentment of this Senior Note for registration of transfer, the Bank, the Paying Agent or any agent of the Bank or the Paying Agent may treat the person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Bank, the Paying Agent nor any such agent shall be affected by notice to the contrary.

     All notices to the Bank under this Senior Note shall be in writing and addressed to the Bank at 50 South LaSalle Street

(Level BB-A), Chicago, Illinois 60675, Attention: Securities Services, or to such other address of the Bank as the Bank may notify the holders of the Senior Notes.

     This Senior Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.


                                    THE NORTHERN TRUST COMPANY



                                    By: __________________________________
                                               Authorized Signatory

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of the within Senior Note, shall be construed as though they were written out in full according to applicable laws or regulations.

            TEN COM - as tenants in common

            TEN ENT - as tenants by the entireties

            JT TEN  - as joint tenants with right of
                      survivorship and not as tenants in
                      common

UNIF GIFT MIN ACT   - _______________ Custodian ______________
                          (Cust)                   (Minor)

                       under Uniform Gifts to Minors Act


                          __________________________
                                    (State)

                   Additional abbreviations may also be used
                         though not in the above list.

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                 ---------------------------------------------------------

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PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                    ---------------------------------------

                    ---------------------------------------

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                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)

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the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints
                         -------------------------------------------------

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to transfer said Senior Note on the books of the Bank, with full power of substitution in the premises.

Dated:
       --------------------------------

                                         ---------------------------------------
                                         Notice: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within Senior Note in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever.

                           OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably request(s) and instruct(s) the Bank to repay this Senior Note (or portion hereof specified below) pursuant to its terms and at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at _____________________________________________
_______________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

     For this Senior Note to be repaid, the undersigned must give to the Paying Agent at its offices located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services, or at such other place or places of which the Bank shall from time to time notify the holders of the Senior Notes, not more than 60 days nor less than 30 days prior to the date of repayment, this Senior Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Senior Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $250,000 or an integral multiple of $1,000 in excess thereof) of the Senior Notes to be issued to the holder for the portion of this Senior Note not being repaid (in the absence of any such specification, one such Senior Note will be issued for the portion not being repaid):

$_______________________

Dated: _________________               ________________________________________
                                       NOTICE: The signature on this "Option to Elect Repayment" form must correspond with the name as written upon the face of the within Senior Note in every particular, without alteration or enlargement or any change whatsoever.